UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 3, 2005

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50386	98-040164
(Commission File Number)	(IRS Employer Identification No.)

The Oil & Gas Commerce Building 309 West 7th Street, Suite 1600 Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

Salary of Vice President, General Counsel and Corporate Secretary

See Item 5.02(c) — “Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” regarding Mr. Teringo’s base salary.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)                                  On August 3, 2005, the board of directors of Cano Petroleum, Inc. (“Cano”) appointed James K. Teringo, Jr. as Vice President, General Counsel and Corporate Secretary.  From June 1999 until December, 2003, Mr. Teringo, age 49,  was Assistant General Counsel for Panda Energy International, Inc.

Cano anticipates entering into an employment agreement with Mr. Teringo in the near future for a two year term with an annual base salary of $120,000.  There are no familial relationships between Mr. Teringo and any other officer or director of Cano.

Item 9.01                                             Financial Statements and Exhibits

(c)                                  10.1         Summary Sheet — Vice President, General Counsel and Secretary Salary

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: August 9, 2005
	By:	/s/ Michael J. Ricketts
Michael J. Ricketts Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Summary Sheet: Vice President, General Counsel and Secretary Salary